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SUB-ITEM 77Q1(e)(2): New Investment Sub-Advisory Contract

                          GE INVESTMENTS FUNDS, INC.
                               TOTAL RETURN FUND

                            SUB-ADVISORY AGREEMENT

   This agreement ("Agreement") is made as of July 1, 2016, by and among SSGA Funds Management, Inc. ("SSGA FM"), a Massachusetts corporation, GE INVESTMENTS FUNDS, INC., a Virginia corporation ("Company"), on behalf of the TOTAL RETURN FUND ("Fund"), a series of the Company, solely with respect to Section 14(b) of this Agreement, and BlackRock Investment Management, LLC, a Delaware limited liability company ("Sub-Adviser").

                                   RECITALS

   WHEREAS, SSGA FM has entered into an Investment Advisory and Administration Agreement ("Advisory Agreement") with the Company, an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to the Fund, a series of the Company;

   WHEREAS, pursuant to the Advisory Agreement, SSGA FM is authorized to delegate its investment advisory responsibilities to other investment advisers, subject to the requirements of the 1940 Act;

   WHEREAS, SSGA FM wishes to retain the Sub-Adviser to furnish certain investment advisory services to SSGA FM and the Fund, and the Sub-Adviser is willing to furnish those services;

   WHEREAS, subject to the approval of the Fund's Board of Directors, SSGA FM may retain additional sub-advisers to furnish similar investment advisory services to SSGA FM and the Fund, and may at its sole discretion, allocate the Fund's assets among the Fund's sub-advisers to be managed in accordance with their respective sub-advisory agreements; and

   WHEREAS, SSGA FM intends that this Agreement will become effective when approved in accordance with Section 15 of the 1940 Act.

   NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

    1. Appointment.

   SSGA FM hereby appoints the Sub-Adviser as an investment sub-adviser to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser further acknowledges and agrees that such appointment as an investment subadviser to the Fund is limited to those Fund assets allocated to the Sub-Adviser by SSGA FM, which may be changed from time to time at the sole discretion of SSGA FM

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("Allocated Assets"). The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Company, the Fund or SSGA FM in any way or otherwise be deemed an agent of the Company, the Fund or SSGA FM.

    2. Duties as Sub-Adviser.

   (a) Subject to the oversight and supervision of SSGA FM and the Board of Directors of the Company (the "Board"), the Sub-Adviser will provide a continuous investment program for the Fund with respect to the Sub-Adviser's Allocated Assets, including investment research and management. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Fund with respect to such Allocated Assets. The Sub-Adviser will be responsible for placing purchase and sell orders for the Allocated Assets. Upon the reasonable request of SSGA FM, the Sub-Adviser will consult with SSGA FM from time to time regarding matters pertaining to the Fund, including market strategy and portfolio characteristics. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Registration Statement, the Constituent Documents (as defined below), the Investment Guidelines (as defined below), and applicable law. In this connection and in connection with the further duties set forth in this Section 2 as provided below, the Sub-Adviser shall provide SSGA FM and the Board with such periodic reports and documentation as SSGA FM or the Board shall reasonably request regarding the Sub-Adviser's management of the Fund's Allocated Assets, compliance with applicable laws and rules and the Registration Statement (as defined below) and all requirements hereunder. The Sub-Adviser acknowledges that copies of the Company's current registration statement on Form N-1A and any amendments or supplements thereto ("Registration Statement"), and the Company's Articles of Incorporation and By-Laws, if any, ("Constituent Documents"), each as currently in effect, have been delivered to the Sub-Adviser.

   (b) The Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (i) the Fund's investment objective, policies and restrictions as set forth in the Registration Statement, (ii) the Constituent Documents, (iii) all investment guidelines, policies, procedures or directives of the Company or SSGA FM as previously provided to the Sub-Adviser ("Investment Guidelines"), (iv) the 1940 Act and the rules promulgated thereunder, (v) the Investment Advisers Act of 1940, as amended ("Advisers Act"), and the rules promulgated thereunder, and (vi) other applicable federal and state laws and related regulations. To the extent that the Investment Guidelines applicable to the Sub-Adviser's Allocated Assets are inconsistent with the investment restrictions applicable to the Fund's other assets as set forth in the Registration Statement, the Sub-Adviser shall comply with the policies, procedures and directives as set forth in the Investment Guidelines. SSGA FM shall promptly notify the Sub-Adviser of changes to (i), (ii) or
(iii) above and shall consult with Sub-Adviser before making any changes relating solely to the Fund's investment objective, policies and restrictions as set forth in the Registration Statement, as well as to the policies, procedures and directives set forth in the Investment Guidelines. In particular, the Sub-Adviser shall take all actions necessary with respect to the Allocated Assets, as if they were the Fund's only assets, to ensure that the Allocated Assets: (A) satisfy the asset diversification requirements as set forth under subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and (B) comply with the diversification requirements of Section 817(h) of the Code and regulations thereunder.

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   (c) The Sub-Adviser shall take all actions which it considers necessary to implement the investment objectives and policies of the Fund, and in particular, to place all orders for the purchase or sale of securities or other investments for the Fund's Allocated Assets with brokers or dealers selected by Sub-Adviser. For that limited purpose, the Sub-Adviser is authorized as the agent of the Company to give instructions to the Company's custodian(s) as to deliveries of securities or other investments and payments of cash for the account of the Fund. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Fund, the Sub-Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board.

   In addition to seeking the best price and execution, to the extent covered by Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and applicable guidance of the Securities and Exchange Commission (the "SEC"), the Sub-Adviser is also authorized to take into consideration other relevant factors which may include, without limitation: (i) the execution capabilities of such brokers and dealers, (ii) research, brokerage and other services provided by brokers and dealers which the Sub-Adviser believes will enhance its general portfolio management capabilities, (iii) the size of the transaction, (iv) the difficulty of execution, (v) the operational facilities of such brokers and dealers, (vi) the risk to such a broker or dealer of positioning a block of securities, and (vii) the overall quality of brokerage and research services provided by such brokers and dealers. The Sub-Adviser is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if it determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund. The policies with respect to brokerage allocation, determined from time to time by the Board, are those disclosed in the Registration Statement. The Sub-Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Sub-Adviser in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable by the Sub-Adviser to each account and otherwise in accordance with the Sub-Adviser's procedures approved by the Board.

   (d) Only with prior written consent from SSGA FM and subject to: (i) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Registration Statement, (ii) the provisions of the 1940 Act and the Advisers Act, (iii) the provisions of the 1934 Act, and (iv) other applicable provisions of law, the Sub-Adviser or an affiliated person of the Sub-Adviser or of SSGA FM may act as broker for the Fund in connection with the purchase or sale of securities or other investments for the Fund. Such brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Fund or the Company for such services in addition to the Sub-Adviser's fees for services under this Agreement.

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   (e) The Sub-Adviser shall maintain, in the form and for the periods required by Rule 31a-2 under the 1940 Act, all records relating to the Fund's investments that are required to be maintained by the Company pursuant to the requirements of Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all books and records which it maintains for the Fund or the Company are the property of the Company and further agrees to surrender the same to SSGA FM or the Company upon SSGA FM's or the Company's request (provided, however, that Sub-Adviser may retain copies of such records). The Sub-Adviser agrees to furnish the Board and SSGA FM with such periodic and special reports regarding the Fund's investments and records relating to the same as the Board or SSGA FM reasonably may request. Further, the Sub-Adviser shall permit the books and records maintained with respect to the Fund to be inspected and audited by the Company, SSGA FM or their respective agents at all reasonable times during normal business hours upon reasonable notice.

   (f) At such times as shall reasonably be requested, the Sub-Adviser will provide to the Board and SSGA FM economic and investment analyses and reports, information required in the Registration Statement and information necessary for SSGA FM and the Board to review the Fund or discuss the management of it. The Sub-Adviser will provide quarterly reports setting forth the Fund's performance with respect to the Allocated Assets and the Sub-Adviser's institutional account composite performance of comparable accounts and will complete on a quarterly basis the checklist provided to it by SSGA FM regarding the Fund's investments and transactions. The Sub-Adviser shall make available to the Board and SSGA FM any economic, statistical and investment services normally available to other sub-advised accounts of the Sub-Adviser. The Sub-Adviser will make available its officers and employees to meet with the Board on reasonable notice to review the Fund's investments.

   (g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting the Board in determining the fair valuation of any illiquid portfolio securities held within the Allocated Assets and will assist the Company's accounting services agent or SSGA FM to obtain independent sources of market value for all other portfolio securities.

   Further, the Sub-Adviser shall be responsible to ensure that the Fund and/or SSGA FM is notified promptly, but in any event on the same day and prior to the earlier of (1) the release of the Fund's net asset value or (2) 6:00pm Eastern Time, of any and all instances in which the Sub-Adviser knows that the available price or value of a portfolio security does not represent the fair value of the instrument, or that there is no price or value available from any source with respect to a particular instrument and that such instrument should accordingly be subject to a fair valuation determination in accordance with procedures adopted by the Board, as amended from time to time.

   (h) At such times as shall be reasonably requested by SSGA FM, the Sub-Adviser shall review and certify in writing that the information stated in the Company's Registration Statement relating to the Sub-Adviser, its management of the Fund with respect to the Allocated Assets, including investment objectives, strategies and related risks, and its performance history is true, correct and complete to the best of its knowledge.

                                      4

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   (i) The Sub-Adviser will promptly notify SSGA FM of any change of control of the Sub-Adviser, including any change of its 25% shareholders or members, as applicable, and any changes in the key personnel of the Sub-Adviser, including without limitation, any change in the portfolio management personnel responsible for the Allocated Assets of the Fund, in each case prior to or promptly after such change; provided, that such notification is permitted by applicable law. Notwithstanding the foregoing, the Sub-Adviser will promptly notify SSGA FM of any existing agreement, or upon entering into any agreement, that may result in a change of control of the Sub-Adviser, including without limitation the retention of an agent to assist in the sale of all, or a significant portion, of the business of the Sub-Adviser.

   (j) The Sub-Adviser will calculate its institutional account composite performance in compliance with the Global Investment Performance Standards of the CFA Institute Centre for Financial Market Integrity and such performance will be reviewed or verified at least annually by an independent accounting firm.

   (k) Unless SSGA FM gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall, in a prudent and diligent manner, vote proxies in the best interests of the Fund as may be necessary or advisable in connection with any matters submitted to a vote of the shareholders of an issuer held by the Fund and shall provide SSGA FM with its proxy voting procedures and guidelines and any amendments thereto.

    3. Duties of SSGA FM.

   SSGA FM shall continue to have responsibility for all other services to be provided to the Fund pursuant to the Advisory Agreement. SSGA FM shall also retain direct portfolio management responsibility (or will arrange for the retention of a sub-adviser) with respect to any assets of the Fund which are not Allocated Assets. SSGA FM will periodically provide to Sub-Adviser a list of the affiliates of SSGA FM or the Fund to which investment restrictions apply consistent with applicable law.

    4. Expenses.

   During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its investment sub-advisory services under this Agreement other than brokerage commissions of the Fund.

    5. Supplemental Arrangements

   To the extent permitted by law, the Sub-Adviser may from time to time employ or associate itself with such person or persons, including affiliates, as it believes to be particularly fitted to assist it in the execution or performance of its obligations under this Agreement (other than the brokerage services provided in Section 2(d) herein); provided, however, that the use of such persons does not relieve the Sub-Adviser from any obligation or duty under this Agreement, and provided no such person serves or acts as an investment adviser separate from the Sub-Adviser so as to require a new written contract pursuant to the 1940 Act. The Sub-Adviser shall remain liable for the performance of its obligations under this Agreement, and for the acts and omissions of its employees or associates.

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    6. Prohibited Conduct

   In providing the services described in this Agreement, the Sub-Adviser will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by SSGA FM, including the Fund, regarding transactions in portfolio securities or other portfolio investments of the Fund. SSGA FM shall provide Sub-Adviser the list of such investment advisory firm(s) prior to the effectiveness of this Agreement.

    7. Compensation.

   For the services rendered, the facilities furnished and the expenses assumed by the Sub-Adviser, SSGA FM shall pay the Sub-Adviser no later than the sixtieth (60th) day following the end of each calendar quarter, a fee based on the net assets attributable to the Allocated Assets of the Fund and allocated to each of the strategies, as provided in Schedule A to the Agreement.

    8. Compliance Matters

   (a) The Sub-Adviser understands and agrees that it is a "service provider" to the Company as contemplated by Rule 38a-1 under the 1940 Act. As such, the Sub-Adviser agrees to cooperate fully with SSGA FM and the Company and its directors and officers, including the Company's Chief Compliance Officer ("CCO"), with respect to all compliance-related matters regarding the Allocated Assets, including the Company's efforts to assure that each of its service providers adopts and maintains written policies and procedures that are reasonably designed to prevent violation of the "federal securities laws" (as that term is defined by Rule 38a-1) by the Company, SSGA FM and Sub-Adviser. In this regard, the Sub-Adviser shall:

      (i) submit to the Board for its consideration and approval, the Sub-Adviser's applicable compliance policies and procedures;

      (ii) submit to the Board for its consideration and approval, annually (and at such other times as the Company may reasonably request), a written report ("Report") fully describing the results of the Sub-Adviser's review of the adequacy of its compliance policies and procedures, including its assessment of the effectiveness of such policies and procedures and a description of any material amendments to such policies and procedures since the more recent of: (A) the Board's approval of such policies and procedures or (B) the most recent Report;

      (iii) provide reports discussing the Sub-Adviser's compliance program as reasonably requested by SSGA FM and special reports in the event of material compliance matters;

      (iv) permit SSGA FM and the Company and its directors and officers to become familiar with the Sub-Adviser's operations and understand those aspects of the Sub-Adviser's operations that may expose SSGA FM and the Company to compliance risks or lead to a violation by the Company, SSGA FM or the Sub-Adviser of the federal securities laws;

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      (v) provide SSGA FM, the Company and its directors and CCO with such certifications regarding compliance as may be reasonably requested; and

      (vi) make the Sub-Adviser's personnel and compliance policies and procedures reasonably available to such personnel as SSGA FM and the Company and its directors and officers may designate to evaluate the effectiveness of the Sub-Adviser's compliance controls, policies and procedures.

   (b) The Sub-Adviser agrees to maintain and implement a compliance program that complies with the requirements of Rule 206(4)-7 under the Advisers Act.

    9. Representations and Warranties of Sub-Adviser.

   The Sub-Adviser represents, warrants and agrees as follows:

   (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the obligations contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the obligations contemplated by this Agreement; (iv) has the authority to enter into and perform the obligations contemplated by this Agreement and the execution, delivery and performance by the Sub-Adviser of this Agreement does not contravene or constitute a default under any agreement binding upon the Sub-Adviser; (v) will promptly notify SSGA FM of the occurrence of any event that would disqualify it from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) is duly organized and validly existing under the laws of the state in which it was organized with the power to own and possess its assets and carry on its business as it is now being conducted.

   (b) The Sub-Adviser has adopted a written code of ethics pursuant to Rule 204A-1 under the Advisers Act that also complies with Rule 17j-1 under the 1940 Act (the "Code"), and will provide SSGA FM and the Board with a copy of that code of ethics, together with evidence of its adoption. Within fifteen
(15) days of the end of the last calendar quarter of each year that this Agreement is in effect, the chief compliance officer of the Sub-Adviser or his designee shall certify to SSGA FM that the Sub-Adviser solely with respect to the Allocated Assets (i) has complied with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, the details of such violation and of the appropriate action that was taken in response to such violation and (ii) has adopted procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j- 1) from violating the Code. On an annual basis, the Sub-Adviser shall provide a written report to the Board and SSGA FM pursuant to Rule 17j-1(c)(2) under the 1940 Act, and upon a reasonable written request from SSGA FM, furnish to SSGA FM all other records relevant to the Sub-Adviser's code of ethics as it relates to this Agreement.

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   (c) The Sub-Adviser certifies that the information stated in the most current Post Effective Amendment to the Company's Registration Statement relating to the Sub-Adviser, its management of the Fund with respect to the Allocated Assets and its performance history is (and will be, as to future post-effective amendments to the Registration Statement, to the extent based on information provided by the Sub-Adviser) true, correct and complete to the best of its knowledge, provided that the afore mentioned have been provided to the Sub-Adviser in advance for review and approval.

   10.Representations and Warranties of SSGA FM.

   SSGA FM represents, warrants and agrees that SSGA FM (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement and the execution, delivery and performance by SSGA FM of this Agreement does not contravene or constitute a default under any agreement binding upon SSGA FM; (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify SSGA FM from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise; and (vi) is duly organized and validly existing under the Laws of the Commonwealth of Massachusetts with the power to own and possess its assets and carry on its business as it is now being conducted.

   11.Duty to Update Information.

   The parties hereto shall promptly notify each other in writing regarding any change to the foregoing representations and warranties.

   12.Limitation Of Liability.

   The Sub-Adviser shall not be liable to the Company or SSGA FM for any loss suffered by the Fund, the Company or its shareholders or by SSGA FM in connection with the matters to which this Agreement relates, except (a) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, and (b) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services; provided, however, that with respect to subsection (b) above, the Sub-Adviser shall not be liable to the Company or SSGA FM for any loss in excess of its proportional share of any loss suffered by the Company or SSGA FM in connection with a Section 36(b) claim. Notwithstanding the foregoing, Sub-Adviser shall be liable for any loss suffered by the Fund, the Company or its shareholders or by SSGA FM as a result of any negligent act or omission by Sub-Adviser relating to or arising out of any breach by the Sub-Adviser of the second paragraph of Section 2(g) of this Agreement.

                                      8

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    13.Indemnification.

   (a) SSGA FM agrees to indemnify and hold the Sub-Adviser, its officers and directors, and any person who controls the Sub-Adviser within the meaning of
Section 15 of the Securities Act of 1933, as amended ("1933 Act") harmless from any and all direct or indirect liabilities, losses or damages (including reasonable attorneys' fees) arising out of any claim, demand, action, suit or proceeding arising out of:

      (i) SSGA FM's breach of its duties under this Agreement; or

      (ii) any bad faith, willful misfeasance, reckless disregard or gross negligence on the part of SSGA FM or any of its directors, officers or employees in the performance of SSGA FM's duties and obligations under this Agreement, except to the extent such loss results from the Sub-Adviser's own willful misfeasance, bad faith, reckless disregard or gross negligence in the performance of Sub-Adviser's duties and obligations under this Agreement.

   (b) The Company agrees to indemnify and hold the Sub-Adviser, its officers and directors, and any person who controls the Sub-Adviser within the meaning of Section 15 of the 1933 Act harmless from any and all direct or indirect liabilities, losses or damages (including reasonable attorneys' fees) arising out of any claim, demand, action, suit or proceeding arising out of any misrepresentation of a material fact or the omission of a fact necessary to make information not misleading in the Registration Statement, any proxy statement, or any annual or semiannual report to investors in the Fund (other than a misstatement or omission relating to disclosure about the Sub-Adviser approved by the Sub-Adviser or provided to SSGA FM or the Company by the Sub-Adviser or relating to an incorrect valuation of a Fund portfolio security that resulted from any breach by the Sub-Adviser of the second paragraph of
Section 2(g) of this Agreement).

   (c) The Sub-Adviser agrees to indemnify and hold SSGA FM, its officers and directors, and any person who controls SSGA FM within the meaning of Section 15 of the 1933 Act, and the Company, its officers and directors and any person who controls the Company or any Fund within the meaning of Section 15 of the 1933 Act, harmless from any and all direct or indirect liabilities, losses or damages (including reasonable attorneys' fees) arising out of any claim, demand, action, suit or proceeding arising out of:

      (i) any misrepresentation of a material fact or the omission of a fact necessary to make information not misleading in the Registration Statement, any proxy statement, or any annual or semi-annual report to investors in the Fund relating to disclosure about the Sub-Adviser approved by the Sub-Adviser or provided to SSGA FM or the Company by the Sub-Adviser or relating to an incorrect valuation of a Fund portfolio security that resulted from any breach by the Sub-Adviser of the second paragraph of
   Section 2(g) of this Agreement;

      (ii) Sub-Adviser's breach of its duties under this Agreement; or

      (iii) any bad faith, willful misfeasance, reckless disregard or gross negligence on the part of the Sub-Adviser or any of its directors, officers or employees in the

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   performance of the Sub-Adviser's duties and obligations under this
   Agreement, except to the extent such loss results from the Company's or SSGA FM's own willful misfeasance, bad faith, reckless disregard or gross negligence in the performance of their respective duties and obligations under the Advisory Agreement or this Agreement.

   14.Survival of Representations and Warranties.

   All representations and warranties made by the Sub-Adviser and SSGA FM pursuant to Sections 9 and 10, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

   15.Duration and Termination.

   (a) This Agreement shall become effective upon the date first above written and will continue for an initial two-year term and will continue thereafter so long as the continuance is specifically approved at least annually (a) by the Board or (b) by a vote of a majority of the Fund's outstanding voting securities, as defined in the 1940 Act, provided that in either event the continuance is also approved by a majority of the Board who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on the approval.

   (b) This Agreement may be terminated at any time without the payment of any penalty, by the Board, or by vote of a majority of the Fund's outstanding voting securities, on 60 days' written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by SSGA
FM: (i) upon 60 days' written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Section 9 of this Agreement; or (iii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Fund. The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty, on 60 days' written notice to SSGA FM. This Agreement will terminate automatically in the event of its assignment (as defined under the 1940 Act, the rules thereunder or SEC staff interpretations thereof), including without limitation, a change of control of the Sub-Adviser, or upon termination of the Advisory Agreement.

   16.Change of Control of the Sub-Adviser.

   The Sub-Adviser will be liable to the Company and SSGA FM for all reasonable direct and indirect costs resulting from a change of control of the Sub-Adviser, including without limitation all costs associated with proxy solicitations, Board meetings, revisions to prospectuses, statements of additional information and marketing materials, and the hiring of another sub-adviser to the Fund. The understandings and obligations set forth in this
Section 16 shall survive the termination of this Agreement and shall be binding upon the Sub-Adviser's successor(s) and/or assign(s).

   17.Confidentiality.

   During the term of this Agreement, and at all times thereafter, (i) the Sub-Adviser shall not itself, or assist anyone else to, directly or indirectly, disclose to any person or entity Confidential Information of SSGA FM, the Company or the Fund, now known or subsequently learned by the Sub-Adviser and
(ii) SSGA FM and the Company shall not themselves, or assist anyone else to, directly or indirectly, disclose to any person or entity Confidential Information of Sub-Adviser, now known or subsequently learned by SSGA FM or the Company. "Confidential Information" shall mean any information, whether written or oral, and materials furnished to or obtained by a party to this Agreement, which directly relates to the other party to this Agreement, and their respective affiliates, clients, customers, vendors, or other third party's research, development, trade secrets, techniques, processes, procedures, plans, policies, business affairs, marketing activities, discoveries, hardware, software, screens, specifications, designs, drawings, data, information related to the Fund's portfolio holdings (which will be deemed to be Confidential Information of the Company) and other information and materials, regardless of its form; provided, that Confidential Information shall not include information or materials (1) that is publicly known or becomes publicly known through no unauthorized act; (2) that is rightfully received from a third party without obligation of confidentiality; and (3) that is disclosed in the course of a regulatory examination or that is required to be disclosed pursuant to a requirement of a governmental or regulatory agency or law, so long as the non-disclosing party provides (to the extent permitted under applicable law) the disclosing party with prompt written notice of such requirement prior to any such disclosure.

   18.Amendment of this Agreement.

   No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment to the terms of this Agreement shall be effective until approved by a vote of a majority of the Fund's outstanding voting securities (unless permitted by applicable law, the Company receives an SEC exemptive order or opinion of counsel, or the issue is the subject of a position of the SEC or its staff, permitting it to modify the Agreement without such vote).

   19.Governing Law.

   This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

   20.References to Sub-Adviser.

   Upon reasonable request by the Sub-Adviser, SSGA FM will provide Sub-Adviser with any offering, marketing or other promotional materials referring to its relationship with Sub-Adviser.

   21.Non-Exclusivity.

   Nothing in this Agreement shall limit or restrict the right of Sub-Adviser or any of its partners, officers, directors, affiliates or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict Sub-Adviser's right to engage in any other business or to render services of any kind to any other mutual fund, corporation, firm, individual, or association.

   22.Miscellaneous.

   The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "control," "investment adviser," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                             SSGA FUNDS MANAGEMENT, INC.

                                             BY:  /s/ Ellen M. Needham
                                                  ------------------------------
                                             Name: Ellen M. Needham
                                             Title: President

                                             GE INVESTMENTS FUNDS, INC., ON
                                             BEHALF OF TOTAL RETURN FUND, A
                                             SERIES OF GE INVESTMENTS FUNDS,
                                             INC., SOLELY WITH RESPECT TO
                                             SECTION 13(b) OF THIS AGREEMENT

                                             BY:  /s/ Jeanne M. La Porta
                                                  ------------------------------
                                             Name: Jeanne M. La Porta
                                             Title: President and Director

                                             BLACKROCK INVESTMENT MANAGEMENT,
                                             LLC

                                             BY:  /s/ Anthony Freitas
                                                  ------------------------------
                                             Name: Anthony Frietas
                                             Title: Managing Director

                                  SCHEDULE A

                         Fees Paid to the Sub-Adviser

   The Sub-Adviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth below:

       REDACTED

   The foregoing breakpoints and the annual rate to be paid by SSGA FM to the Sub-Adviser shall be based on the net assets attributable to the Allocated Assets of the Fund and allocated to each of the strategies listed in the table above.

   For the purpose of accruing compensation, the net assets of the Fund shall be determined in the manner and on the dates set forth in the current prospectus of the Company, and, on dates on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the next day on which the net assets shall have been determined.

   In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within sixty (60) business days of the date of termination.